Exhibit 10.5

SPIRIT AIRLINES, INC.

2015 INCENTIVE AWARD PLAN
PERFORMANCE CASH AWARD GRANT NOTICE
AND PERFORMANCE CASH AWARD AGREEMENT
[Adjusted Operating Margin]

Spirit Airlines, Inc., a Delaware corporation (the “Company”), pursuant to its 2015 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), a Performance Cash Award (“Performance Cash”). This award is subject to all of the terms and conditions set forth herein and in the Performance Cash Award Agreement attached hereto as Exhibit A (the “Performance Cash Award Agreement”) and the Plan, each of which are incorporated herein by reference. Capitalized terms not specifically defined in this Grant Notice and the Agreement shall have the meanings specified in the Plan.

Participant:
Grant Date:
Target Amount of Performance Cash:
Cap
Performance Period:	The First Period and Second Period respectively
First Period	January 1, 2021 through December 31, 2022
Second Period	January 1, 2021 through December 31, 2023

Performance Goals:	Participant is eligible to receive a payment of cash as of the applicable Settlement Date with the number thereof determined based upon the Company’s attainment of Adjusted Operating Margin Percentage relative to its Peer Group during the applicable Performance Period, as set forth in Section 2.2(b) of the Performance Cash Award Agreement.
Termination:	Except as otherwise set forth in the Performance Cash Award Agreement, Participant shall forfeit all Performance Cash upon Participant’s Termination of Service prior to the applicable Settlement Date.
By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Performance Cash Award Agreement and this Grant Notice. Participant has reviewed the Plan, the Performance Cash Award Agreement and this Grant Notice in their entirety, and fully understands all provisions of the Plan, the Performance Cash Award Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under or with respect to the Plan, this Grant Notice, the Performance Cash or the Performance Cash Award Agreement. [Further, by signing below, Participant agrees that Participant has read, fully understands and agrees to abide by the terms of the Company’s Insider Trading Policy and has read and fully understands the Plan Prospectus and Prospectus Supplement, if applicable, copies of which have been provided to Participant.]
In addition, by signing below, Participant agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.5 of the Agreement by using any method permitted by the Plan or Section 3.5 of the Performance Cash Award Agreement.

SPIRIT AIRLINES, INC.:	PARTICIPANT~~:~~
By:	By:
Print Name:	Name:
Title:

2

EXHIBIT A

TO PERFORMANCE CASH AWARD GRANT NOTICE
PERFORMANCE CASH AWARD AGREEMENT
[Adjusted Operating Margin]
Pursuant to the Performance Cash Award Grant Notice (the “Grant Notice”) to which this Performance Cash Award Agreement (this “Agreement”) is attached, Spirit Airlines, Inc., a Delaware corporation (the “Company”), has granted to Participant a Performance Cash award (“Performance Cash”) under the Spirit Airlines, Inc. 2015 Incentive Award Plan, as amended from time to time (the “Plan”). The Performance Cash represents the right to receive a cash payment subject to the achievement of performance, subject to the terms and conditions set forth in the Plan, this Agreement and the Grant Notice.
ARTICLE 1.
GENERAL
1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
(a)    “Adjusted Operating Margin Percentage” shall mean an amount, expressed as a percentage, equal to (i) Revenue minus Operating Expenses divided by (ii) Revenue.
(b)    “Cares Act Restrictions” means the restrictions on executive pay from the Company pursuant to (i) the Title IV of the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136 (Mar. 27, 2020), as amended from time to time (“Cares Act”), (ii) Payroll Support Program Agreement dated as of April 20, 2020, between the Company and the United States Treasury Department as amended from time to time, including any Payroll Support Program Extension Agreement and (iii) any other loan programs under Title IV of the Cares Act.
(c)    “First Valuation Date” shall mean the Measurement Date for the First Period.
(d)    “Operating Expenses” shall mean with, respect to each individual company in the Peer Group, the cumulative operating expenses for such company for the Performance Period based on its regularly prepared and publicly available statements of operations prepared in accordance with GAAP and contained in reports on Form 10-K filed with the SEC, provided that Operating Expenses shall exclude any gains or losses on disposal of assets and any special charges, in each case as set forth in such public filings.
(e)     “Measurement Date” shall mean (i) with respect to the First Period, the first date in calendar 2023 after all of the Peer Companies have filed their Form 10-K Reports with the SEC with respect to calendar year 2022, but not later than May 1, 2023 and (ii) with respect to the Second Period, the first date in calendar 2024 after all of the Peer Companies have filed their Form 10-K Reports with the SEC with respect to calendar year 2023, but not later than May 1, 2024.

(f)     “Peer Companies” shall mean the companies in the Peer Group, including the Company.
(g)    “Peer Group” shall mean the Company’s peer group set forth on Exhibit B, including the Company. Notwithstanding the foregoing, the Administrator, in its reasonable discretion, shall remove from the Peer Group any company in the Peer Group that (i) ceases to be actively traded, due, for example, to merger (but not bankruptcy), (ii) fails to file with the SEC its Form 10-K Report for calendar year 2022 by May 1, 2023 for the First Period or for calendar year 2023 by May 1, 2024 for the Second Period or (iii) the Administrator otherwise reasonably determines it is no longer suitable for the purposes of this Agreement. In the case of any such removal, the Administrator may select a comparable company to be added to the Peer Group. If the Administrator is not able to select such a comparable company to add to the Peer Group, the Administrator may amend Section 2.2(b) hereof to make such reasonable adjustments to the chart set forth in Section 2.2(b) as the Administrator deems necessary to effectuate the intention of this Agreement. If a company in the Peer Group ceases to be actively traded due to bankruptcy, the company shall remain a part of the Peer Group.
(h)    “Performance Commencement Date” shall mean January 1 of the year in which the Grant Date occurs.
(i)    “Performance Period” shall mean for the First Period calendar years 2021 and 2022 and for the Second Period calendar years 2021, 2022 and 2023.
(j)    “Revenue” shall mean with respect to each individual company in the Peer Group, the cumulative total operating revenue for such company for the Performance Period based on its regularly prepared and publicly available statements of operations prepared in accordance with GAAP and contained in reports on Form 10-K filed with the SEC.
(k)    “SEC” shall mean the Securities and Exchange Commission.
(l)    “Second Valuation Date” shall mean the Measurement Date for the Second Period.
(m)    “Settlement Date” shall mean the date the Administrator determines that the cash payable with respect to the Performance Cash, pursuant to Section 2.2(b), shall be issued to Participant, which date shall be no later than [sixty (60)] days after the Valuation Date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exception from Section 409A of the Code).
(n)    “Valuation Date” shall mean the earliest of (i) the applicable Measurement Date for the First Period or the Second Period respectively[or (ii) the date upon which a Change in Control] or, if earlier, Participant’s death or disability], shall occur.
1.2    Incorporation of Terms of Plan. The Performance Cash are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2.
GRANT OF PERFORMANCE CASH
2.1    Grant of Performance Cash. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant an award of Performance Cash as set forth in the Grant Notice (the “Performance Cash”), upon the terms and conditions set forth in the Plan, this Agreement and the Grant Notice.
2.2    Performance-Based Right to Payment.
(a)    The payment of cash with respect to the Performance Cash is contingent on the Company’s attainment of Operating Margin Percentage relative to its Peer Group as set forth in Section 2.2(b) below (the “Performance Goals”). Accordingly, Participant will not become entitled to payment with respect to the Performance Cash unless and until the Administrator determines whether and to what extent the Performance Goals have been attained. Upon such determination by the Administrator and subject to the provisions of the Plan and this Agreement, Participant shall be entitled to payment of that portion of the Performance Cash as corresponds to the Performance Goals attained (as determined by the Administrator in its sole discretion) as set forth in Section 2.2(b) below.
(b)    Subject to Participant’s continued employment in active service with the Company from the Grant Date through the First Valuation Date, the amount of cash that shall be paid pursuant to the Performance Cash shall be determined as of the First Valuation Date, based on the Company’s Adjusted Operating Margin Percentage relative to the Adjusted Operating Margin Percentage of the Peer Companies, as shown in the chart below. The amount of cash to be paid to Participant shall be 50% of Target Performance Cash specified in the Grant Notice multiplied by the applicable Payout percentage determined in accordance with the chart below and as further set forth on Exhibit C.
    If the Company’s Adj Op-Margin percentage rank falls at the bottom (9th rank), there is no payout.
    If the Company’s Adj Op-Margin percentage rank is at 8th, payout will at 50%.
    If the Company’s Adj Op-Margin percentage rank is at 5th, payout will at 100%.

    If the Company’s Adj Op-Margin percentage rank is at 1st, payout will at 150%.
    If the Company’s Adj Op-Margin percentage rank falls between 8th and 5th, payout will be determined by linear interpolation of the actual Adj Op-Margin results between these points
    If the Company’s Adj Op-Margin percentage rank falls between 1st and 5th, payout will be determined by linear interpolation of the actual Adj Op-Margin results between these points

(c)    Subject to Participant’s continued employment in active service with the Company from the Grant Date through the Second Valuation Date, the amount of cash that shall be paid pursuant to the Performance Cash shall be determined as of the Second Valuation Date, based on the Company’s Adjusted Operating Margin Percentage relative to the Adjusted Operating Margin Percentage of the Peer Companies, as shown in the chart below. The amount of cash to be paid to Participant shall be 50% of Target Performance Cash specified in the Grant Notice multiplied by the applicable Payout percentage determined in accordance with the chart below and as further set forth on Exhibit C; provided however that the Payout shall be subject to the Cap.
    If the Company’s Adj Op-Margin percentage rank falls at the bottom (9th rank), there is no payout.
    If the Company’s Adj Op-Margin percentage rank is at 8th, payout will at 50%.
    If the Company’s Adj Op-Margin percentage rank is at 5th, payout will at 100%.
    If the Company’s Adj Op-Margin percentage rank is at 1st, payout will at 150%.
    If the Company’s Adj Op-Margin percentage rank falls between 8th and 5th, payout will be determined by linear interpolation of the actual Adj Op-Margin results between these points
    If the Company’s Adj Op-Margin percentage rank falls between 1st and 5th, payout will be determined by linear interpolation of the actual Adj Op-Margin results between these points

2.3    Payment of Cash. The amount of cash to be paid with respect to the Performance Cash, as set forth in Section 2.2(b), above, with respect to the First Period shall be paid to the Participant on the Settlement Date (which for the avoidance of doubt shall not be later than 60 days after the First Valuation Date, and not later than 60 days after the Valuation Date for the Second Valuation Date) subject to Section 2.5 and 2.7, below. Any Performance Cash awarded pursuant to this Agreement that is unpaid as of the Settlement Date for the Second Valuation Period as a result of the Company’s actual attainment level under the Performance Goals shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or with respect to such portion of the Performance Cash. Notwithstanding anything in this Agreement to the contrary no payment of Performance Cash shall be made to the extent such payment would be prohibited pursuant to the Cares Act Restrictions.

2.4    Treatment in Event of Change in Control, Death or Permanent Disability.
(a)     Subject to Sections 2.4 and 2.7 hereof, notwithstanding any contrary provision of this Agreement, in the event of a Change in Control or Participant’s death or permanent disability (within the meaning of Section 22(e) of the Code) at any time prior to the First Valuation Date, the amount of cash to be paid to Participant shall be the Target Number of Performance Cash specified in the Grant Notice multiplied by a fraction (not to exceed one) having (a) a numerator equal to the number of whole months (counting each month as ending on the first day of a calendar month) elapsed from the Performance Commencement Date until the date of death or permanent disability, and (b) a denominator equal to thirty six (36). Such Performance Cash shall be paid to Participant immediately prior to (and subject to the consummation of) such Change in Control, or in the case death or permanent disability, no later than sixty (60) days after the date of death or permanent disability. Notwithstanding anything in this Agreement to the contrary no payment of Performance Cash shall be made to the extent such payment would be prohibited pursuant to the Cares Act Restrictions.
(b)    Subject to Sections 2.4 and 2.7 hereof, notwithstanding any contrary provision of this Agreement, in the event of a Change in Control or Participant’s death or permanent disability (within the meaning of Section 22(e) of the Code) at any time after the First Valuation Date and prior to the Second Valuation Date, the amount of cash to be paid to Participant shall be equal to 50% of the Target Number of Performance Cash specified in the Grant Notice multiplied by a fraction (not to exceed one) having (a) a numerator equal to the number of whole months (counting each month as ending on the first day of a calendar month) elapsed from the Performance Commencement Date until the date of death or permanent disability, and (b) a denominator equal to thirty six (36). Such Performance Cash shall be paid to Participant immediately prior to (and subject to the consummation of) such Change in Control, or in the case death or permanent disability, no later than sixty (60) days after the date of death or permanent disability. Notwithstanding anything in this Agreement to the contrary no payment of Performance Cash shall be made to the extent such payment would be prohibited pursuant to the Cares Act Restrictions and the payout shall be subject to the Cap,
2.5    Right to Continued Employment. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company, any parent of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or other affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
2.6    Effect of Termination of Service. Notwithstanding any contrary provision of this Agreement, upon Participant’s Termination of Service for any or no reason (other than Participant’s death or permanent disability, as described in Section 2.5 above) prior to the Valuation Date, all rights with respect to any unpaid Performance Cash awarded pursuant to this Agreement shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall not be entitled to any payments or benefits with respect thereto.

2.7    Clawback. If Participant, at any time during the period commencing on the Grant Date and ending on the second anniversary of the date on which Participant incurs a Termination of Service, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company in the determination of the Administrator (including, without limitation, committing fraud or conduct contributing to any financial restatements or irregularities, or violating a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any parent or Subsidiary, as determined by the Administrator), then Participant must pay to the Company any proceeds, gains or other economic benefit actually or constructively received by Participant upon receipt of the Performance Cash, and this Agreement and the Grant Notice shall terminate and any Performance Cash (whether or not vested) shall be forfeited without payment of any consideration therefor. In addition and without limiting the foregoing, to the extent required by applicable law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company which applies to Participant, this Agreement and the Performance Cash awarded hereunder shall be subject (including on a retroactive basis) to such clawback, forfeiture or similar requirements, and such requirements shall be deemed incorporated by reference into this Agreement.
ARTICLE 3.
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan, this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation taken or made, or omitted to be taken or made, under or with respect to the Plan, this Agreement, the Grant Notice or the Performance Cash (unless constituting fraud or a willful criminal act or omission). The duties and obligations of the Company, the Administrator and each member of the Administrator shall be determined only with reference to the Plan and this Agreement, and no implied duties or obligations shall be read into the Plan, this Agreement or the Grant Notice on the part of the Company, the Administrator or any member of the Administrator.  Under no circumstances shall the Company, the Administrator or any member of the Administrator be obligated to prove good faith for any purpose, it being specifically understood and agreed that the Administrator and each member of the Administrator shall be presumed in all instances to have acted in good faith.  To overcome this presumption of good faith, Participant shall have the burden of proving, by clear and convincing evidence, that the Administrator or the member of the Administrator, as the case may be, intentionally acted in bad faith.
3.2    Grant is Not Transferable. During the lifetime of Participant, the Performance Cash and the rights and privileges conferred hereby will not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed in any way (whether by operation of law or otherwise), and will not be subject to sale under execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Performance Cash, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Performance Cash and the rights and privileges conferred hereby immediately will become null and void. Neither the Performance Cash nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
3.3    Binding Agreement. Subject to the limitation on the transferability of the Performance Cash contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.4    Adjustments upon Specified Events. The Administrator may accelerate payment of the Performance Cash in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Section 14.2 of the Plan, the Administrator shall make such adjustments the Administrator deems appropriate in the number of Performance Cash then outstanding. Participant acknowledges that the Performance Cash is subject to amendment, modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.
3.5    Withholding.
(a)    Notwithstanding anything to the contrary in this Agreement or the Grant Notice, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant or vesting of the Performance Cash. Such payment shall be made in the manner determined by the Company in its sole discretion, and may be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company,
3.6    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal executive office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.7    Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.8    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement and the Grant Notice, regardless of the law that might be applied under principles of conflicts of laws.
3.9    Conformity to Securities Laws. Participant acknowledges that the Plan, this Agreement and the Grant Notice are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Performance Cash are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Grant Notice shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.10    Amendments, Suspension and Termination. To the extent permitted by the Plan, the Administrator or the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement, the Grant Notice and/or the Performance Cash granted hereunder, prospectively or retroactively (including after Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of Participant with respect to the Performance Cash granted hereunder shall not to that extent be effective without Participant’s consent unless the Committee or the Board, as applicable, determines that such either is required or advisable in order for the Company, the Plan or the award of Performance Cash made hereunder to satisfy any applicable law or regulation. Nothing in this Agreement or the Grant Notice shall restrict in any way the adoption of any amendment, modification, suspension or termination to the Plan in accordance with the terms of the Plan.
3.11    Successors and Assigns. The Company may assign any of its rights under this Agreement and the Grant Notice to single or multiple assignees, and this Agreement and the Grant Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement and the Grant Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.12    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Performance Cash and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.13    Not a Contract of Employment. Nothing in the Plan, this Agreement or the Grant Notice shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company, any parent of the Company or any Subsidiary.
3.14    Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.15    Section 409A; Taxes. The Performance Cash is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Performance Cash (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right, in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so, and without Participant’s consent), to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the Performance Cash either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. This Section 3.15 does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee that the Performance Cash will not be subject to taxes, interest and penalties under

Section 409A. For the avoidance of doubt, Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for his account in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold Participant (or any beneficiary) harmless from any or all of such taxes or penalties. The Company may withhold such federal, state and local taxes and make such other deduction in each case as the Company determines may be required or appropriate to be withheld pursuant to any applicable law or regulation.
3.16    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement and the Grant Notice create only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust or separate fund of any kind, or a fiduciary relationship between the Company, any parent of the Company, any Subsidiary, or the Administrator, on the one hand, and Participant or other person or entity, on the other hand. Neither the Plan nor any underlying program, in and of itself, has any assets.

EXHIBIT B

PEER Group

Alaska Air Group, Inc.
Allegiant Travel Company
American Airlines Group, Inc.
Delta Airlines
Hawaiian Holdings Inc.
JetBlue Airways Corporation
Southwest Airlines
Spirit Airlines Inc.
United Continental Holdings

B-1

EXHIBIT C

The example below is for illustration purposes only.
For purposes of the example below, assume that the highest Adjusted Operating Margin (Adj Op-Margin) Percentage in the Peer Group is 20.0%, the fifth highest is 15.0%, the eighth is 10% and the lowest is 9.0%
    If Spirit's Adj Op-Margin Percentage is 20.0% (the highest in the example), for both periods, then payout will be capped at 125% of target
    If Spirit's Adj Op-Margin Percentage is 15.0% (the fifth highest in the example), for both periods, then payout will be at 100% of target
    If Spirit's Adj Op-Margin Percentage is 10.0% (the eighth highest in the example), for both periods, then payout will be at 50% of target
    If Spirit's Adj Op-Margin Percentage is 9.0% (the lowest in the example), then for both periods, then no payout
    If Spirit's Adj Op-Margin is between 20.0% (the highest in the example) and 15.0% (the fifth highest in the example) OR between 15.0% (the fifth highest in the example) and 10.0% (the eighth highest in the example), then the number of PSUs that shall vest shall be based on linear interpolation as set forth in the chart below. Accordingly, in this example, if Spirit's Adj Op-Margin Percentage for first period is 18.0%, then payout would be $195,000 and if Spirit's Op-Margin Percentage second period is 19.0%, then payout would be $180,000 give the 1.25X overall Cap.

Target Amount of Performance Cash	$300,000
Cap (1.25X target)	$375,000
Target amount for first performance period (50% of target)	$150,000
Target amount for second performance period (50% of target)	$150,000

B-2

First Period	January 1, 2021 through December 31, 2022			Second Period	January 1, 2021 through December 31, 2023
Operating Margin Percentage	PSU Payout Multiplier	Payout Amount		Operating Margin Percentage	PSU Payout Multiplier	Payout Amount
20.00%	150.00%	$225,000	<-Max	20.00%	150.00%	$225,000	<-Max (Rank 1)
19.75%	147.50%	$221,250		19.75%	147.50%	$221,250
19.50%	145.00%	$217,500		19.50%	145.00%	$217,500
19.25%	142.50%	$213,750		19.25%	142.50%	$213,750
19.00%	140.00%	$210,000		19.00%	140.00%	$210,000	Year 2 Op-Margin
18.75%	137.50%	$206,250		18.75%	137.50%	$206,250
18.50%	135.00%	$202,500		18.50%	135.00%	$202,500
18.25%	132.50%	$198,750		18.25%	132.50%	$198,750
18.00%	130.00%	$195,000	Year 1 Op- Margin	18.00%	130.00%	$195,000
17.75%	127.50%	$191,250		17.75%	127.50%	$191,250
17.50%	125.00%	$187,500		17.50%	125.00%	$187,500
17.25%	122.50%	$183,750		17.25%	122.50%	$183,750
17.00%	120.00%	$180,000		17.00%	120.00%	$180,000
16.75%	117.50%	$176,250		16.75%	117.50%	$176,250
16.50%	115.00%	$172,500		16.50%	115.00%	$172,500
16.25%	112.50%	$168,750		16.25%	112.50%	$168,750
16.00%	110.00%	$165,000		16.00%	110.00%	$165,000
15.75%	107.50%	$161,250		15.75%	107.50%	$161,250
15.50%	105.00%	$157,500		15.50%	105.00%	$157,500
15.25%	102.50%	$153,750		15.25%	102.50%	$153,750
15.00%	100.00%	$150,000	<-Target	15.00%	100.00%	$150,000	<-Target
14.75%	97.50%	$146,250		14.75%	97.50%	$146,250
14.50%	95.00%	$142,500		14.50%	95.00%	$142,500
14.25%	92.50%	$138,750		14.25%	92.50%	$138,750
14.00%	90.00%	$135,000		14.00%	90.00%	$135,000
13.75%	87.50%	$131,250		13.75%	87.50%	$131,250
13.50%	85.00%	$127,500		13.50%	85.00%	$127,500
13.25%	82.50%	$123,750		13.25%	82.50%	$123,750
13.00%	80.00%	$120,000		13.00%	80.00%	$120,000
12.75%	77.50%	$116,250		12.75%	77.50%	$116,250
12.50%	75.00%	$112,500		12.50%	75.00%	$112,500
12.25%	72.50%	$108,750		12.25%	72.50%	$108,750
12.00%	70.00%	$105,000		12.00%	70.00%	$105,000
11.75%	67.50%	$101,250		11.75%	67.50%	$101,250
11.50%	65.00%	$97,500		11.50%	65.00%	$97,500
11.25%	62.50%	$93,750		11.25%	62.50%	$93,750
11.00%	60.00%	$90,000		11.00%	60.00%	$90,000
10.75%	57.50%	$86,250		10.75%	57.50%	$86,250
10.50%	55.00%	$82,500		10.50%	55.00%	$82,500
10.25%	52.50%	$78,750		10.25%	52.50%	$78,750
10.00%	50.00%	$75,000	<-Threshold	10.00%	50.00%	$75,000	<-Threshold
9.00%	—%	$—	Ranked #9	9.00%	—%	$—	Ranked #9
B-3